Exhibit 10.13(g)

225 North Shore Drive Pittsburgh, PA 15212-5861 www.eqt.com

June 9, 2008

David L. Porges

5725 Aylesboro Avenue

Pittsburgh, PA 15217

Re:

The agreements identified on Exhibit A attached hereto (such agreements, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the (“Agreements”))

Dear Mr. Porges:

As you know, to effect the pending reorganization, Equitable Resources, Inc. (“Equitable”) will merge with a second tier subsidiary (the “Merger”), which will result in a first tier subsidiary (“New EQT”) becoming the new publicly traded parent company of the Equitable family of companies.  Following the Merger, we will transfer to the new parent company all of the assets and liabilities of existing Equitable Resources (including the Agreements) other than those associated with our existing Equitable Gas Company division (the “Asset/Liability Transfer”).

As part of the Asset/Liability Transfer, New EQT will assume all of Equitable’s rights, interests, obligations and liabilities under and to the Agreements and will be substituted for all purposes for Equitable under the Agreements pursuant to an Assignment and Assumption Agreement (the “Contract Assignment”).  Other than changing your counterparty to the Agreements from the existing parent company of the Equitable family of companies to the new parent company, the reorganization will have no effect on the Agreements.  Accordingly, following the Merger and Contract Assignment the Agreements will continue to govern your relationship with New EQT.

You may be a participant in certain executive compensation plans.  Upon completion of the reorganization, any stock options to purchase shares of Equitable common stock shall become stock options to purchase shares of common stock of New EQT and any shares of restricted stock shall become shares of restricted stock of New EQT.  Similarly, any other awards representing shares of Equitable common stock will automatically become awards representing shares of New EQT.  The number of stock options, shares, including shares represented, and the terms and any exercise price associated therewith will remain the same and will remain subject to the existing agreements and the 1999 Long-Term Incentive Plan.  In addition, the stock on which the performance condition under the 2005 Executive Performance Incentive Program (the

“EPIP”) in which you may participate is based will automatically be adjusted to become the common stock of New EQT, and the value of the performance shares awarded will be determined by reference to the common stock of New EQT.  Further, the performance goals of the Executive Short-Term Incentive Plan (the “ESTIP”) will now be determined by reference to New EQT, the common stock of New EQT and its affiliates and business units, as applicable, but your incentive targets are not otherwise affected. If you are a participant in the EPIP or the ESTIP, you remain subject to the terms of the plan, your individual award and/or your individual notice of participation.

We hereby request that you acknowledge, by signing the enclosed copy of this letter in the space provided below and returning it to the address set forth below, that (1) following the Merger and Contract Assignment the Agreements will constitute legally binding agreements between you and New EQT and (2) the form of Assignment and Assumption Agreement attached hereto as Exhibit B is satisfactory to transfer all agreements between you and Equitable to New EQT as part of the Asset/Liability Transfer.

Please return letter to:	Jonathan M. Lushko, Esq.
Equitable Resources, Inc.
225 North Shore Drive
Pittsburgh, PA 15212-5861

If you have any questions, please do not hesitate to contact Kimberly Sachse at 412-553-5758 or me at 412-553-5712.  Thank you in advance for your timely assistance with our request.  We look forward to our continuing relationship with you.

Sincerely,

/s/ Charlene J. Petrelli

Charlene J. Petrelli
Vice President and Chief Human Resources Officer

ACKNOWLEDGED, CONFIRMED,
CONSENTED TO AND AGREED:

DAVID L. PORGES

/s/ David L. Porges

2

Exhibit A

Change of Control Agreement, dated September 1, 2002, by and between Equitable Resources, Inc. and David L. Porges

Employment Agreement, dated July 1, 1998, by and between Equitable Resources, Inc. and David L. Porges, as amended by Amendment No. 1 to Employment Agreement, dated December 1, 1999, Amendment No. 2 to Employment Agreement, dated September 1, 2002, and Amendment No. 3 to Employment Agreement, dated January 31, 2004

Indemnification Agreement, dated May 17, 2000, by and between Equitable Resources, Inc. and David L. Porges

Amended and Restated Post-Termination Confidentiality and Non-Competition Agreement, dated December 1, 1999, by and between Equitable Resources, Inc. and David L. Porges

Exhibit B

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of the      day of                 , 2008, by and between Equitable Resources, Inc., a Pennsylvania corporation formed in 1926 (“Assignor”) and Equitable Resources, Inc., a Pennsylvania corporation formed in 2008 to effect a holding company reorganization of Assignor (“Assignee”).

WITNESSETH:

WHEREAS, the Assignor desires to assign and transfer to the Assignee all of Assignor’s right, title and interest under and to the agreements identified on Exhibit A attached hereto (the “Transferred Agreements”); and

WHEREAS, the Assignee desires to substitute itself for and become the successor to the Assignor with respect to the Transferred Agreements and to assume and perform all of the Assignor’s covenants, agreements, duties, responsibilities and obligations under and to the Transferred Agreements.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             The Assignor does hereby assign, sell, transfer, and set over to Assignee, its successors and assigns forever, all of Assignor’s right, title and interest in and to the Transferred Agreements.  Such assignment shall be effective as of the date hereof.

2.             The Assignee hereby assumes and agrees to promptly perform all covenants, agreements, duties, responsibilities and obligations of Assignor under the Transferred Agreements.  Assignor shall have no further duties, responsibilities or obligations with respect to the Transferred Agreements effective as of the date hereof.

3.             The Assignor and Assignee hereby covenant, from time to time at the request of the other party and without further cost or expense to such party, to execute and deliver such other instruments which the other party may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement.

4.             This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts-of-laws provisions thereof.

5.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.             This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first written above.

EQUITABLE RESOURCES, INC.

(organized in 1926)

By:
Name:	James E. Crockard, III
Title:	Treasurer

EQUITABLE RESOURCES, INC.
(organized in 2008)

By:
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial Officer

Exhibit A

Change of Control Agreement, dated September 1, 2002, by and between Equitable Resources, Inc. and David L. Porges

Employment Agreement, dated July 1, 1998, by and between Equitable Resources, Inc. and David L. Porges, as amended by Amendment No. 1 to Employment Agreement, dated December 1, 1999, Amendment No. 2 to Employment Agreement, dated September 1, 2002, and Amendment No. 3 to Employment Agreement, dated January 31, 2004

Indemnification Agreement, dated May 17, 2000, by and between Equitable Resources, Inc. and David L. Porges

Amended and Restated Post-Termination Confidentiality and Non-Competition Agreement, dated December 1, 1999, by and between Equitable Resources, Inc. and David L. Porges